Exhibit 99.1

UXGLISTED NYSE UXGTSXLISTED Annual General Meeting of Shareholders 2011 Our goal for El Gallo is for it to become one of the world’s ten largest silver producing mines, averaging 5.0 million ounces of silver + 50,500 ounces of gold per year. An aggressive $30 million exploration program, utilizing 15 drills, is underway in order to increase the size of the project. In Nevada, we are preparing a pre-feasibility on the Gold Bar Project, due to be released in Q3 2011. The project is expected to produce 60,000 ounces of gold per year. A $20 million exploration program is being budgeted for Gold Bar and the surrounding areas. When: Tuesday June 14th, 2011 @ 4:00 pm (eastern) Where: 1 King St. West, Toronto Grand banking Hall (2nd Floor) (See map page 2) www.usgold.com | 1.866.441.0690 | info@usgold.com

UXGLISTED UXGTSXLISTED Annual General Meeting of Shareholders 2011 Metro Toronto Convention Centre1 King St. West TD Centre King Edward Hotel Rogers Centre CN Tower Fairmont Royal York Union Station Air Canada Centre Eaton Centre Yonge St Jarvis St Spandia Ave Bay St University Ave Gardiner Expy Front St King St Queen St Dundas St 1 King St. West Grand Banking Hall (2nd Floor) NYSE www.usgold.com | 1.866.441.0690 | info@usgold.com